UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 2, 2017

Washington Prime Group Inc.

Washington Prime Group, L.P.

(Exact name of Registrant as specified in its Charter)

Indiana Indiana	001-36252 333-206500-01	46-4323686 46-4674640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with their respective promotions, on November 2, 2017, effective as of January 1, 2018, Washington Prime Group Inc. (the “Registrant” or “Company”) executed employment agreements with each of Mr. Gregory E. Zimmerman, Executive Vice President, Development of the Company, Mr. Paul Ajdaharian, Executive Vice President, Head of Open Air Centers of the Company and Mr. Armand Mastropietro, Executive Vice President, Property Management of the Company (Messrs. Zimmerman, Ajdaharian and Mastropietro to be referred to herein as, the “Executives” and each an “Executive”). The Compensation Committee (the “Committee”) of the Company’s Board of Directors approved each of the Executive employment agreements.

Employment Agreements

Under the respective employment agreements for each of Messrs. Zimmerman (the “Zimmerman Agreement”), Ajdaharian (the “Ajdaharian Agreement”) and Mastropietro (the “Mastropietro Agreement”), Mr. Zimmerman is to serve as the Company’s Executive Vice President, Development, Mr. Ajdaharian is to serve as the Company’s Executive Vice President, Head of Open Air Centers, and Mr. Mastropietro is to serve as the Company’s Executive Vice President, Property Management. Each Executive shall serve for a term ending on December 31, 2019 (the “Employment Period”) unless the Employment Period is earlier terminated pursuant to the terms of each Executive’s respective agreement. Provided there is not an early termination, on December 31, 2019 and each annual anniversary of such date thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the respective Employment Period for each Executive shall automatically extend so as to terminate one year from such Renewal Date unless, at least 120 days prior to the Renewal Date, either party to the respective employment agreement gives written notice to the other that the Employment Period shall not be so extended.

1.	Salary and Cash Incentive Compensation

Pursuant to their respective Agreements, Mr. Zimmerman shall receive an annual base salary at the rate of $383,398 (“Zimmerman Base Salary”), Mr. Ajdaharian shall receive an annual base salary at the rate of $404,513 (“Ajdaharian Base Salary”) and Mr. Mastropietro shall receive an annual base salary at the rate of $259,629, (“Mastropietro Base Salary”). Each Executive’s base salary shall be subject to review by the Committee for adjustment at least annually. Each Executive shall be eligible for an annual cash bonus each year during the Employment Period pursuant to the terms of the Company’s annual incentive plan as in effect from time to time. Mr. Zimmerman’s target annual bonus shall be 100% of the Zimmerman Base Salary, Mr. Ajdaharian’s target annual bonus shall be 100% of the Ajdaharian Base Salary and Mr. Mastropietro’s target annual bonus shall be 100% of the Mastropietro Base Salary. The actual bonus payment in the case of each Executive may range from 0% to 200% of the Executive’s target bonus, based upon the level of achievement of performance goals established under the cash incentive plan in place.

2.	Equity Compensation

Each Executive shall be eligible to receive performance based and time-based equity awards, as determined by the Committee, in future years during the Employment Period. In addition, in connection with the execution of their respective employment agreement, each of the Executives executed amendments to the restricted stock unit (“RSU”) and performance stock unit (“PSU”) award agreements relating to their annual 2017 long-term incentive awards to provide that the vesting of such awards in connection with a “change in control” of the Company, the termination of the Executive by the Company for any reason other than “cause” or the resignation of the Executive for “good reason” (each such term as defined in each Executive’s employment agreement) will be determined as set forth in their respective employment agreement.

3.	Severance and Change in Control Compensation

Under the respective employment agreement for each Executive, if during the Employment Period (including any renewals thereof): (A) the Company shall terminate the Executive’s employment for any reason other than “cause” or as a result of an Executive’s death or “disability” (as defined in each Executive’s employment agreement); or (B) either Executive resigns his employment for “good reason” or without “good reason” then the Company shall, as appropriate and applicable under each Executive’s employment agreement, pay to the impacted Executive (or his estate) certain cash payments and provide specified benefits, including, but not limited to, the acceleration of certain vesting of equity awards that he holds, have been allocated, or earned. Lastly, in the event of a “change in control” of the Company, the respective employment agreement of each Executive permits the accelerated vesting of certain equity awards held by or earned by each Executive subject to the satisfaction of certain conditions and, in the event that Executive’s employment is terminated for any reason other than “cause” or Executive resigns his employment for “good reason,” in each case upon or within two (2) years following a “change in control” of the Company, then the Company shall pay and provide to each Executive, as applicable, certain cash payments and specified benefits.

4.	Other Terms

The Zimmerman Agreement, Ajdaharian Agreement and Mastropietro Agreement contain provisions that: (A) subject each Executive to restrictive covenants regarding confidentiality and non-disparagement restrictions during the Employment Period and thereafter, non-competition restrictions during the Employment Period and for six (6) months thereafter and non-solicitation restrictions during the Employment Period and for twelve (12) months thereafter; and (B) all payments made to the Executives pursuant to their respective employment agreements shall be subject to clawback by the Company to the extent required by applicable law or the policies of the Company as in effect from time to time.

The Zimmerman Agreement supersedes and replaces, in its entirety, the Employment Agreement, by and between Mr. Zimmerman and the Company, dated August 3, 2015 such that Mr. Zimmerman shall no longer have any rights, benefits or obligations under that prior agreement. The Ajdaharian Agreement supersedes and replaces the Severance Benefits Agreement by and between Mr. Ajdaharian and the Company such that Mr. Ajdaharian shall no longer have any rights, benefits or obligations under that prior agreement. The Mastropietro Agreement supersedes and replaces the Amended and Restated Severance Benefits Agreement by and between Mr. Mastropietro and the Company, effective as of January 1, 2017, such that Mr. Mastropietro shall no longer have any rights, benefits or obligations under that prior agreement. In addition, the restrictive covenants set forth in the Zimmerman Agreement, Ajdaharian Agreement and Mastropietro Agreement replace and supersede any similar provisions set forth in any other agreement by and between the respective Executive and the Company.

The foregoing is only a summary of certain terms and provisions of the Zimmerman Agreement, the Ajdaharian Agreement and the Mastropietro Agreement which are qualified in their entirety by Exhibits 10.1, 10.2 and 10.3, respectively, which are each incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Gregory E. Zimmerman dated November 2, 2017

10.2	Employment Agreement between the Company and Paul Ajdaharian dated November 2, 2017

10.3	Employment Agreement between the Company and Armand Mastropietro dated November 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

November 8, 2017

Washington Prime Group Inc.
(Registrant)
Date:	By: /s/ Robert P. Demchak Robert P. Demchak Executive Vice President, General Counsel & Corporate Secretary

Washington Prime Group, L.P.
(Registrant)

By: Washington Prime Group Inc., its sole general partner

By: /s/ Robert P. Demchak
Robert P. Demchak Executive Vice President, General Counsel & Corporate Secretary

Date: November 8, 2017

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